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                                                                    EXHIBIT 10.1


                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION



                                 BY AND BETWEEN

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.

                                       AND

                           BIODELIVERY SCIENCES, INC.
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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


         This AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July __, 2001 by and between BioDelivery Sciences International, Inc., an Indiana corporation ("BDSI") and BioDelivery Sciences, Inc., a Delaware corporation ("BDS").

                                    RECITALS

         A. The Boards of Directors of BDS and BDSI believe that it is in the best interests of each company and their respective stockholders that BDS and BDSI combine into a single company through the statutory merger of BDS with and into BDSI (the "Merger") and, in furtherance thereof, have approved the Merger.

         B.       Pursuant to the Merger, among other things, the outstanding shares of Common Stock of BDS ("BDS Common Stock") shall be converted into shares of Common Stock of BDSI ("BDSI Common Stock"), as determined herein and the outstanding shares of restricted Common Stock of BDS ("BDS Delta Stock") issued pursuant to that certain Restricted Stock Plan of BioDelivery Sciences, Inc. (the "BDS Delta Stock Plan") shall be converted into shares of restricted BDSI Common Stock ("BDSI Delta Stock") issued pursuant to that certain Restricted Stock Plan of BioDelivery Sciences International, Inc. (the "BDSI Delta Stock Plan"). Unless the context indicates otherwise, when used herein, the term "BDS Common Stock" shall include the shares of BDS Delta Stock; the term "BDSI Common Stock" shall include the shares of BDSI Delta Stock; and the term "BDS Stockholder" shall mean any holder of BDS Common Stock.

         C. BDS and BDSI desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of liquidation and merger of a subsidiary within the meaning of Sections 332 and 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, and the corporate laws of the States of Delaware and Indiana, BDS shall be merged with and into BDSI. The separate corporate existence of BDS shall cease and BDSI shall continue as the surviving corporation. BDSI, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated


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by filing a Certificate of Merger (the "Certificate of Merger") with the
Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana (the time of such filing being the "Effective Time"). The closing of the transactions contemplated hereby (the "Closing") shall take place on or before November 1, 2001, at 10:00 a.m. at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden lane, New York, New York 10038 on the date of the Effective Time (the "Closing Date") or at such other location as the parties may mutually agree.

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under Delaware Law and Indiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of BDS shall vest in the Surviving Corporation, and all debts, liabilities and duties of BDS shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 ARTICLES OF INCORPORATION OF BDSI. The articles of incorporation of BDSI in effect immediately prior to the Effective Time shall become the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         1.5 BYLAWS. The bylaws of BDSI in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         1.6 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of BDSI at the Effective Time shall become the directors of the Surviving Corporation, and (b) the officers of BDSI at the Effective Time shall become the officers of the Surviving Corporation.

         1.7 EMPLOYMENT AGREEMENTS. At or prior to the Effective Time, BDSI shall extend to each key employee of BDS, as identified by the Board of Directors of BDS, who is not already an employee under a written employment agreement with BDSI, an employment opportunity and agreement with BDSI, in form and substance as determined by BDSI, but which shall not be less favorable than such employee's current employment arrangement with BDS.

         1.8      CONVERSION OF CAPITAL STOCK

                  (A) CONVERSION OF BDS COMMON STOCK. Each share of BDS Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined and to the extent provided in Section 1.9(a)), will be canceled and extinguished and be converted automatically into the right to receive 1.33 shares of BDSI Common Stock upon surrender of the certificate representing such share of BDS Common Stock in the manner provided in Section 1.10.

                  (B) BDS DELTA STOCK. Each share of BDSI Delta Stock shall be issued on the same terms and conditions as those applicable to the BDS Delta Stock being replaced thereby, except that the "Delta" will be adjusted to $1.50 per share to reflect the Exchange Ratio and except as otherwise provided in the BDSI Delta Stock Plan. BDSI represents, warrants and agrees that the BDSI Delta Stock Plan, which will be adopted prior to the Effective Time, will be the same in all material respects as the BDS Delta Stock Plan.


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                  (C)      STOCK OPTIONS. At the Effective Time, there shall be
no options to purchase BDS Common Stock.

                  (D) FRACTIONAL SHARES. No fraction of a share of BDSI Common Stock will be issued, but in lieu thereof, each BDS Stockholder who would otherwise be entitled to a fraction of a share of BDSI Common Stock (after aggregating all fractional shares of BDSI Common Stock to be received by such holder) shall be entitled to receive from BDSI a whole share of BDSI Common Stock.

                  (E) EXCHANGE RATIO. The "Exchange Ratio" shall mean the ratio of 1.33 shares of BDSI Common Stock to be issued hereunder for one share of BDS Common Stock to be surrendered pursuant to this Agreement.

                  (F) BDSI HOLDINGS OF BDS CAPITAL STOCK. Notwithstanding anything to the contrary herein contained, the 175,000 shares of BDS Common Stock and the 273,200 shares of Series A Convertible Preferred Stock of BDS held by BDSI (as well as any additional shares of capital stock of BDS that BDSI may acquire after the date hereof) will be cancelled and extinguished in the Merger, without any conversion. BDSI agrees that it will not transfer or otherwise dispose of any of such shares prior to the Effective Time.

         1.9      DISSENTING SHARES.

                  (A) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of BDS or BDSI held by a holder who has demanded and perfected appraisal rights for such shares in accordance with applicable Delaware Law or Indiana Law, as applicable, and who, as of the Effective Time, has not effectively withdrawn such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive BDSI Common Stock pursuant to Section 1.8, but the holder thereof shall only be entitled to such rights as are granted by applicable law.

                  (B) Notwithstanding the provisions of subsection (a), if any holder of shares of capital stock of BDS who demands appraisal of such shares under Delaware Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive BDSI Common Stock in accordance with the Exchange Ratio, without interest thereon, upon surrender of the certificate representing such shares.

                  (C) BDS shall give BDSI: (i) prompt notice of any written demands for appraisal of any shares of capital stock of BDS, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by BDS; and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. BDS shall not, except with the prior written consent of BDSI, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of capital stock of BDS or offer to settle or settle any such demands.


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        1.10     SURRENDER OF CERTIFICATES.

                  (A) EXCHANGE AGENT. Prior to the Effective Time, BDSI shall act as its own exchange agent (the "Exchange Agent") in the Merger.

                  (B) BDSI TO PROVIDE BDSI COMMON STOCK. Promptly after the Effective Time, BDSI shall make available for exchange in accordance with this
Article I the shares of BDSI Common Stock, issuable pursuant to Section 1.8, in exchange for outstanding shares of BDS Stock.

                  (C) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of BDS Common Stock, whose shares were converted into the right to receive shares of BDSI Common Stock, pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as BDSI may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of BDSI Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by BDSI, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of BDSI Common Stock to which such holder is entitled pursuant to the Exchange Ratio as defined in Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of BDS Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of BDSI Common Stock into which such shares of BDS Common Stock shall have been so converted in accordance with the Exchange Ratio as defined in
Section 1.6.

                  (D) RESTRICTIONS ON TRANSFER. (i) Shares of BDSI Common Stock issued to BDS Shareholders hereunder shall not be registered under the Securities Act of 1933, as amended, and shall be subject to the following restrictive legend which shall be affixed to each certificate.

       "THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. NO RESALES, PLEDGES, HYPOTHECATIONS OR OTHER TRANSFERS OF THE SHARES EVIDENCED BY THIS CERTIFICATE SHALL BE MADE AT ANY TIME WHATSOEVER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON THE ISSUANCE OF A FAVORABLE OPINION OF THE CORPORATION'S LEGAL COUNSEL OR OF LEGAL COUNSEL ACCEPTABLE TO THE CORPORATION THAT THE RESALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SHARES SHALL NOT BE IN VIOLATION OF THE ACT, OR ANY STATE SECURITIES ACT."

                  (ii) Additionally, the shares of BDSI Delta Stock to be issued hereunder shall bear the following legends:


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                                                                               5


       "THE SHARES EVIDENCED BY THIS CERTIFICATE AND THE TRANSFER OF THE SHARES ARE SUBJECT TO THE RESTRICTED STOCK PLAN OF BIO-DELIVERY SCIENCES INTERNATIONAL, INC. AND THE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES THAT IS CONTEMPLATED THEREBY.

                  (E) TRANSFERS OF OWNERSHIP. If any certificate for shares of BDSI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to BDSI or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of BDSI Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of BDSI or any agent designated by it that such tax has been paid or is not payable.

         1.11 NO FURTHER OWNERSHIP RIGHTS IN BDS COMMON STOCK. All shares of BDSI Common issued upon the surrender for exchange of shares of BDS Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BDS Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of BDS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.12 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of BDS Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of BDSI Common Stock pursuant to Section 1.8; provided, however, that BDSI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against BDSI or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.13 TAX CONSEQUENCES AND ACCOUNTING TREATMENT. It is intended by the parties hereto that the Merger shall constitute a merger and liquidation of BDS within the meaning of Sections 332 and 368(a)(i)(A) of the Code and that the transaction be accounted for as a purchase of a minority interest.

         1.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation the full right, title and possession to all assets, property, rights, privileges, powers and franchises of BDS, the officers and directors of BDS and BDSI are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


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                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF BDS

         BDS hereby makes the following representations and warranties to BDSI. All representations and warranties are to the best knowledge and belief of BDS.

         2.1 ORGANIZATION OF BDS. BDS (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted.

         2.2 AUTHORIZATION; ENFORCEABILITY. BDS has, subject to shareholder approval, full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been executed and delivered by a duly authorized officer of BDS and approved by the Board of Directors of BDS and, upon approval by BDS Shareholders, will constitute a legal, valid and binding obligation of BDS, enforceable against BDS in accordance with its terms.

         2.3 NO BREACH OR VIOLATION. BDS' execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and its consummation of the transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 2.3 attached hereto
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (a "Lien") upon the capital stock, assets, properties or rights of BDS pursuant to,
(iv) give any Person the right to accelerate any obligation under, or (v) result in a violation of, (a) any law, statute, code, ordinance, rule, regulation, judgment, injunction, order, writ or decree (a "Law") applicable to BDS, (b) BDS' certificate of incorporation or bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which BDS is subject, or by which any of its assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement or instrument to which BDS is subject, or by which any of its assets, properties or rights are bound.

         2.4 LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to BDS' knowledge, threatened by or against BDS, whether at Law or in equity, before any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a "Governmental Authority") or before any arbitrator of any kind. Except as described on
Schedule 2.4, BDS has not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years and it is not a party or subject to any judgment, writ, injunction, order or decree.

         2.5      APPROVALS AND CONSENTS. No consent, approval, exemption,
audit, waiver, order or authorization of, or declaration, qualification, designation, notice, filing or registration with, any governmental authority or any other person, is required for BDS' execution and delivery of this Agreement, the performance of its obligations hereunder, or its consummation of the transactions contemplated herein.
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         2.6      LABOR AGREEMENTS AND EMPLOYEE RELATIONS. BDS is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of BDS has made a demand for recognition, has filed a petition seeking a representation proceeding, or given BDS notice of any intention to hold an election of a collective bargaining representative. BDS has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting its business.

         2.7 BROKERS' FEES. Neither BDS nor any person on BDS' behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee, commission or other payment with respect to the transactions contemplated by this Agreement.

         2.8 ALL MATERIAL INFORMATION. The representations and warranties made by BDS in this Agreement, including the attached schedules, and the statements contained in any certificate or other instrument furnished to BDSI at the Closing, do not contain any untrue statement of a material fact or knowingly omit to state any material fact necessary in order to make any statement therein not misleading.

         2.9      EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 2.9:

                  (A) BDS does not, and does not have any obligation to, maintain or contribute to any Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder ("ERISA")).

                  (B) No event has occurred, and to BDS' knowledge, there exists no condition or circumstances, in connection with which BDS could be subject to any liability under the terms of any Employee Benefit Plan of BDS, ERISA, the Code or any other applicable law which would have a material adverse effect on its business.

                  (C) The execution, delivery and performance of this Agreement will not result in any: (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of BDS or pursuant to any agreement with respect to any employee of BDS; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of BDS; or (iii) renew or extend the term of any agreement regarding compensation of any employee of BDS, which in the case of (i), (ii) or (iii) above, would create any liability to BDSI after the Closing Date. No payment or benefit, which may be made by BDS with respect to any employee of the BDS, will be classified as an "excess parachute payment" within the meaning of Section 280G of the Code.

         2.10 BENEFIT CLAIMS. BDS has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing Date under any Employee Benefit Plan or any workers' compensation or similar law
(i) which is not fully covered by insurance, or (ii) if not so insured, for which BDS has not established an adequate reserve on BDS's Financial Statements.


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        2.11     OUTSTANDING STOCK AND OPTIONS. BDS has the shares of
outstanding capital stock and options and other rights to acquire shares of Capital Stock of BDS as reflected on Schedule 2.11.

                                  ARTICLE III
                REPRESENTATIONS, WARRANTIES AND COVENANTS OF BDSI

         BDSI hereby represents, warrants and agrees with BDS as follows:

         3.1 EXISTENCE AND QUALIFICATION. BDSI (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and
(c) is duly qualified or licensed as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a material adverse effect.

         3.2 AUTHORIZATION; ENFORCEABILITY. BDSI has full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has, subject to shareholder approval of BDSI, been executed and delivered by a duly authorized officer of BDSI and approved by the Board of Directors of BDSI and constitutes the legal, valid and binding obligation of BDSI enforceable against BDSI in accordance with its terms.

         3.3 NO BREACH OR VIOLATION. BDSI's execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 3.3 attached hereto
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or event of default under, (iii) result in the creation of any lien upon any of the capital stock, assets, properties or rights of BDSI pursuant to, (iv) give any person the right to accelerate any obligation under, or (v) result in a violation of, (a) any law applicable to BDSI, (b) BDSI's certificate of incorporation or bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which BDSI is subject, or by which any of its assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement, contract, understanding or instrument to which BDSI is subject, or by which any of its assets, properties or rights are bound.

         3.4 APPROVALS AND CONSENTS. Except as provided In Schedule 3.4, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental authority or any other person is required for BDSI's execution and delivery of this Agreement, the performance of its obligations hereunder, the assumption of the assumed obligations of BDS, or BDSI's consummation of the other transactions contemplated herein.

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        3.5      BROKERS' FEES. Neither BDSI nor any person on BDSI's behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee, commission or other payment with respect to the transactions contemplated by this Agreement.

         3.6 COMPANY'S BUSINESS. BDSI has no material business operations other than the business conducted by BDS. BDSI has no material assets other than its shares of BDS Common Stock and has no material liabilities other than the promissory notes issued to BDS pursuant to that certain Stock Purchase Agreement dated as of September 5, 2000 by and between BDSI (f/k/a/ MAS Acquisition XXIII Corp.) and BDS. BDSI will not take any action that will make this warranty inaccurate or incomplete as of the Effective Time.

         3.7 ALL MATERIAL INFORMATION. The representations and warranties made herein by BDSI, including the attached schedules, and the statements contained in any certificate or other instrument furnished to BDS as required herein do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make any statement therein not misleading.

         3.8      CAPITALIZATION.

                  (A) The authorized capital stock of BDSI consists of (i) 80,000,000 shares of BDSI Common Stock, par value $.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, of which 2,020,000 shares have been designated Series A Preferred Stock (the "BDSI Preferred Stock"). As of the date of this Agreement, there are 16,350,000 shares of BDSI Common Stock issued and outstanding, 2,020,000 shares of BDSI Common Stock reserved for issuance upon the conversion of the BDSI Preferred Stock, no shares of BDSI Common Stock reserved for issuance upon exercise of outstanding options, and no shares of BDSI Common Stock held in the treasury of the Company. As of the date of this Agreement, there are 2,020,000 shares of BDSI Preferred Stock issued and outstanding. The Company has no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of BDSI Securities (as defined in paragraph (b) of this Section 3.8) may vote (such items being referred to collectively as "Voting Debt") issued or outstanding.

                  (B) All issued and outstanding shares of BDSI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All shares of BDSI Common Stock to be issued in the Merger, when issued to the BDS Stockholders in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in paragraph (a) of this Section 3.8, no Stock Rights (as defined below) are authorized, issued or outstanding with respect to the capital stock of BDSI and there are (x) no shares of capital stock or other voting securities of BDSI, (y) no securities of BDSI convertible into or exchangeable for shares of capital stock or voting securities of BDSI, and (z) no options or other rights to acquire from BDSI, and no obligation of BDSI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities (or cash or other property in lieu of such stock or securities) of BDSI (the items in clauses (x), (y) and (z) being referred to collectively as the "BDSI Securities"). There are no outstanding obligations of BDSI to repurchase, redeem or otherwise acquire any BDSI Securities. For purposes of this Agreement, "Stock Rights" mean warrants, options, rights, convertible securities and other arrangements or

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commitments which obligate an entity to issue or dispose of any of its capital stock or any other equity security, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

                  (C) The capitalization of BDSI as set forth above will be the same at the Effective Time, except (i) as modified to the extent necessary to reflect the Exchange Ratio and (ii) that prior to the Effective Time, BDSI will adopt the BDSI Delta Stock Plan and a stock option plan providing for the issuance of up to 2,500,000 shares of BDSI Common Stock, such plan to be on terms and conditions reasonably acceptable to BDS.

         3.9      FINANCIAL STATEMENTS.

                  (A) BDSI has delivered to BDS, a draft of the consolidated balance sheets of BDSI and its subsidiaries as of December 31, 1999 and 2000 and the related consolidated results of operations and statements of cash flows and stockholders' equity for each of the corresponding years then ended (the "Annual Financial Statements"). The Annual Financial Statements fairly present, in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP"), the consolidated financial position of BDSI and its subsidiaries as of the dates thereof and their consolidated results of operations and statements of cash flows and stockholders' equity for the periods then ended (subject to normal year-end audit adjustments). Since December 31, 2000, BDSI has not prepared any interim financial statements which would satisfy the requirements for being included in Form 10-QSB.

                  (B) Except as set forth in the Annual Financial Statements (including any related notes and schedules thereto), neither BDSI nor any of its subsidiaries had at December 31, 2000, or has incurred since that date through the date hereof, and will not incur through the Effective Time, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the Annual Financial Statements or reflected in the notes thereto or (B) were incurred in the ordinary course of business and consistent with past practices since December 31, 2000, and (ii) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of BDSI and its subsidiaries prepared in accordance with GAAP consistently applied.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Annual Financial Statements or on Schedule 3.10 hereto, since December 31, 2000, the Company and its subsidiaries have conducted their business in the ordinary course in accordance with their customary practices, and there has not been and, through the Effective Time, there will not be:

                  (A) any event or occurrence which has had or reasonably would be expected to have, individually or in the aggregate, any material adverse change in the business, operations, prospects, assets, or condition (financial or otherwise) of BDSI and its subsidiaries (other than BDS), taken as a whole;

                  (B) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of BDSI, or any repurchase, redemption or other acquisition by BDSI or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, BDSI;

                  (C) any incurrence, assumption or guarantee by BDSI or any of its subsidiaries of any outstanding amount of indebtedness for borrowed money, or any creation or assumption by BDSI or any of its subsidiaries of any Lien on any material asset, in each case other than in the ordinary course of business in accordance with their customary practices;

                  (D) any transaction or commitment made, or any contract or agreement entered into, by BDSI or any of its subsidiaries (other than BDS) relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any relinquishment by BDSI or any of its subsidiaries (other than BDS) of any contract or other right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

                  (E) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of BDSI or any of its subsidiaries (other than BDS);

                  (F) any change in any method of accounting or accounting practice or policy or application thereof by BDSI or any of its subsidiaries (other than BDS);

                  (G) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of BDSI or any of its subsidiaries (other than BDS), or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

                                   ARTICLE IV
                                OTHER AGREEMENTS

         4.1      INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

                  (A) All rights to indemnification and permitted limitations of liability for monetary damages existing in favor of the present or former directors officers and employees of BDS as provided in BDS's certificate of incorporation or bylaws as in effect on the date hereof or pursuant to any agreements previously disclosed by BDS in writing to BDSI, with respect to matters occurring prior to the Effective Time (including without limitation the transactions contemplated by this Agreement) shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable law) after the Effective Time, without material alteration or amendment. After the Effective Time, BDSI shall indemnify, defend and hold harmless the present and former directors and officers of BDS against all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement) to the full extent then permitted under the Delaware General Corporation Law and by the BDS's certificate of incorporation or bylaws as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the foregoing, BDSI, to the extent permitted by applicable law, will periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law; provided that the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

                  (B)      In the event that BDSI or its successors or assigns
(i) consolidates with or merges into another person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties or assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of BDSI shall assume the obligations set forth in this
Section 3.11.

         4.2 PROMISSORY NOTE OBLIGATIONS. At the Effective Time, the Surviving Corporation will forgive the promissory note indebtedness owed by BDS Stockholders (excluding BDSI), together with accrued interest thereon, which arose out of their purchase of BDS Common Stock. The Surviving Entity further agrees to pay to each such BDS Stockholder no later than April 1, 2002, a bonus equal to 65% of the amount of such stockholder's debt forgiven.

                                   ARTICLE V
                            CONDITIONS TO THE MERGER

         5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (A) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of BDS and BDSI.

                  (B) NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (C) Grant Thornton LLP, independent public accountants for BDSI, shall have advised BDSI in writing that the transactions contemplated hereby shall qualify as a liquidation and merger of a subsidiary within the meaning of Sections 332 and 368(a)(i)(A) of the Code.

         5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BDS. The obligations of BDS to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by BDS:

                  (A) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of BDSI in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and BDSI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (B) CERTIFICATE OF BDSI. BDS shall have been provided with a certificate executed on behalf of BDSI by its President or its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

                           (I)      All representations and warranties made by
BDSI under this Agreement are true and complete in all material respects; and

                           (II)     All covenants, obligations and conditions of
this Agreement to be performed by BDSI on or before such date have been so performed in all material respects.

                  (C) SATISFACTORY FORM OF LEGAL MATTERS. The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to BDS.

                  (D) FINANCIAL STATEMENTS. The consolidated balance sheet, the consolidated results of operations and statements of cash flows and stockholders' equity of BDSI for each of the years ended December 31, 1999 and 2000, as reflected in BDSI's audited financial statements, will not be materially different from the consolidated balance sheet, the consolidated results of operations and statements of cash flows and stockholders' equity as reflected in the Annual Financial Statements.

         5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BDSI. The obligations of BDSI to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by BDSI:

                  (A) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of BDS in this Agreement shall be true and correct in all material respects on and as of the Effective Time.

                  (B) CERTIFICATE OF BDS. BDSI shall have been provided with a certificate executed on behalf of BDS by its President or Chief Financial Officer to the effect that, as of the Effective Time:

                           (I)      All representations and warranties made by
BDS under this Agreement are true and complete in all material respects; and

                           (II)     All covenants, obligations and conditions of
this Agreement to be performed by BDS on or before such date have been so performed in all material respects.

         (C) THIRD PARTY CONSENTS. Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of BDS so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, BDS thereunder shall have been obtained.

         (D) SATISFACTORY FORM OF LEGAL MATTERS. The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to BDSI's counsel.

                  (E) DISSENTERS. The number of shares of BDS Common Stock held by holders who either (i) have exercised appraisal rights or (ii) retain the ability to exercise such appraisal rights shall not exceed an amount reasonably acceptable to BDSI.

                                   ARTICLE VI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue in effect for a period of five (5) years following Closing.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

                  7.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (A)      By mutual consent of BDS and BDSI;

                  (B) By BDSI if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of BDS and such breach has not been cured within fifteen (15) days after notice to BDS.

                  (C) By BDS if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of BDSI and such breach has not been cured within fifteen (15) days after notice to BDSI;

                  (D) By any party hereto if: (i) the Closing has not occurred by November 1, 2001; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit BDSI's or BDS' ownership or operation of all or a material portion of the business of BDS, or compel BDSI or BDS to dispose of or hold separate all or a material portion of the business or assets of BDS or BDSI as a result of the Merger or (B) render BDSI or BDS unable to consummate the Merger, except for any waiting period provisions.

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of BDSI or BDS or their respective officers, directors or stockholders, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of those parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (A)      if to BDSI:

         To:      BioDelivery Sciences International, Inc.
                  Attention:  Francis E. O'Donnell, Jr., MD
                  709 The Hamptons Lane
                  Chesterfield, MO  63017
                  Fax:     (314) 534-7030

         Copy to:

                  Richard Joseph Salem, Esq.
                  P.O. Box 3399
                  Tampa, Florida 33601-3399
                  Fax:     (813) 221-8811

(B)      if to BDS

         To:      BioDelivery Sciences, Inc.
                  Attention: Raphael J. Mannino, PhD.
                  185 South Orange Avenue, BSB-A 691
                  Newark, NJ  07103
                  Fax:     (973) 972-0323


         Copy to:

                  Mel Epstein, Esq.
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, NY  10038
                  Fax:     (212) 806-6006


         8.2 INTERPRETATION. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.4 MISCELLANEOUS. This Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except, in the case of (i) Section 4.1, for the directors and officers of BDS referred to therein and (ii) Section 4.2, for the BDS Stockholders referred to therein; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.5 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware.

         8.6 ATTORNEYS' FEES. If any party to this Agreement brings an arbitration action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

         8.7 ARBITRATION. Except as otherwise provided in hereunder, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, BDSI and the BDS Stockholders have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                      BioDelivery Sciences International, Inc.



                                      By:
                                         ---------------------------------------
                                            Francis E. O'Donnell
                                            Chairman and Chief Executive Officer





         IN WITNESS WHEREOF, BioDelivery Sciences, Inc. has caused this Agreement to be executed in its corporate name by its President as of the date first written above.



                                      BioDelivery Sciences, Inc.



                                      By:
                                         --------------------------------------
                                            Raphael Mannino, Ph.D., President

                                  SCHEDULE 2.3
                                REQUIRED CONSENTS

         To BDS' knowledge, none. Any required notices under the Irv Berstein settlement will be issued.

                                  SCHEDULE 2.4
                                   LITIGATION

                                      None.

                                  SCHEDULE 2.9
                             EMPLOYEE BENEFIT PLANS

                                      None.

                                  SCHEDULE 2.11
                          OUTSTANDING STOCK AND OPTIONS

                           BIODELIVERY SCIENCES, INC.


                                              Stock Purchased
Name                                            Under Delta            Total Stock Owned    BDSI Shares Post-Merger
-----                                         ----------------         -----------------    -----------------------
Raphael J. Mannino                                  500,000                  600,000             798,000
Susan Gould-Fogerite                                400,000                  500,000             665,000
Leila Zarif                                         500,000                  500,000             665,000
Albany Medical College                                    0                    7,300               9,709
University of Medicine and Dentistry of                   0                    7,300               9,709
New Jersey
John Michael Tramont                                 10,000                   35,000              46,550
Ruying Lu                                            15,000                   15,000              19,950
Ignacio Segarra                                      12,500                   12,500              16,625
Zi-Wei Chen                                          10,000                   10,000              13,300
Joan Hudock                                           7,500                    7,500               9,975
Johanna Casanovas                                     7,500                    7,500               9,975
Diane Hyra                                            7,500                    7,500               9,975

Biodelivery Sciences International, Inc.                  0                  175,000                   0

Biodelivery Sciences International, Inc. also owns 210,006 shares of Series A Convertible Preferred Stock of Biodelivery Sciences, Inc. which is convertible into 10,500,300 shares of Common Stock of Biodelivery Sciences, Inc. These shares will be cancelled in the Merger.

                                  SCHEDULE 3.3
                             No Breach or Violation

                                      None.

                                  SCHEDULE 3.4
                             Approvals and Consents

         None. BDSI will provide all notices required under the settlement with Irv Berstein.

                                  SCHEDULE 3.8
                                 Capitalization

3.8(a) None.

3.8(b) BDSI is in the process of adopting a stock option plan, which will reserve 2,500,000 shares of common stock. Additionally, BDSI has agreed to issue shares of BDSI authorized but unissued Common Stock to satisfy certain past due BDS obligations to the University of Medicine and Dentistry of New Jersey.

                                  SCHEDULE 3.10

BDSI has entered into agreements with Tatton Technology, LLC. RetinaPharma, Inc. and Biotech Specialty Partners, LLC. Each of these entities is affiliated with shareholders and members of management of BDSI. Copies of these agreements are available for inspection at the offices, of BDS.